Exhibit 3.2
AMENDMENT NO. 1
TO THE
SIXTH AMENDED AND RESTATED BYLAWS
OF
EVERFORTH, INC. (FKA ASGN INCORPORATED)
(Adopted as of April 22, 2026)
This Amendment to the Sixth Amended and Restated Bylaws (this “Amendment”) of Everforth, Inc. (fka ASGN Incorporated), a Delaware corporation (the “Company”), hereby amends the cover page to the Bylaws of the Company (the “Bylaws”) effective as of April 24, 2026 as follows:

SIXTH AMENDED AND RESTATED BYLAWS
OF
EVERFORTH, INC.
(A DELAWARE CORPORATION)
(hereinafter called the “Corporation”)